UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

107 Hackney Circle
Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders

BE Resources Inc. (the "Company") held its annual meeting of shareholders on July 6, 2011. The meeting was adjourned from its originally-scheduled date of June 30, 2011.

At the annual meeting, David Q. Tognoni, Edward Godin and Robert Lufkin were reelected to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified or until they earlier resign. The shareholders also ratified the appointment of DeJoya Griffith & Company, LLC as the Company’s independent accountants for the year ending December 31, 2011. Finally, the shareholders approved a proposal to amend the Company’s Stock Option Plan to increase the number of shares reserved for issuance to a total of 10,000,000.

The final voting results on these matters were as follows:

1.	Election of Directors:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
David Q. Tognoni	15,344,595	109,500	1,707,625
Edward Godin	15,344,595	109,500	1,707,625
Robert Lufkin	15,344,595	109,500	1,707,625

2.	Ratification of the appointment of DeJoya Griffith & Company, LLC as the Company’s independent accountants for the year ending December 31, 2011:

Votes in Favor	Votes Against	Votes Abstained	Broker Non-Votes
17,062,220	84,500	15,000	0

3.	Approval of the proposal to amend the Stock Option Plan:

Votes in Favor	Votes Against	Votes Abstained	Broker-Non-Votes
15,310,095	144,000	0	1,707,625

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BE RESOURCES INC.

Date: July 6, 2011	By: /s/ Carmelo Marrelli
Carmelo Marrelli
Chief Financial Officer